                                                                 Exhibit (j)



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 13, 2007, relating to the financial statements and financial highlights which appear in the October 31, 2007 Annual Reports to Shareholders of Schwab Core Equity Fund, Schwab Dividend Equity Fund, Schwab Hedged Equity Fund, Schwab Large-Cap Growth Fund, Schwab Premier Equity Fund, Schwab Small-Cap Equity Fund, Schwab Financial Services Fund, Schwab Health Care Fund, Schwab Institutional Select S&P 500 Fund, Schwab S&P 500 Index Fund, Schwab 1000 Index Fund, Schwab Small-Cap Index Fund, Schwab Total Stock Market Index Fund, Schwab International Index Fund, Schwab Target 2010 Fund, Schwab Target 2020 Fund, Schwab Target 2030 Fund, Schwab Target 2040 Fund, Schwab Retirement Income Fund, Schwab MarketTrack All Equity Portfolio, Schwab MarketTrack Growth Portfolio, Schwab MarketTrack Balanced Portfolio, Schwab MarketTrack Conservative Portfolio, and Schwab Viewpoints Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

PricewaterhouseCoopers LLP
San Francisco, California
February 27, 2008